Exhibit 21

Target Corporation

(A Minnesota Corporation)

List of Subsidiaries

(As of January 31, 2009)

AMC Dominican Republic, S.A. (Dominican Republic)

AMC El Salvador, S.A. (El Salvador)

AMC Honduras, S.A. (Honduras)

AMC Nicaragua, S.A. (Nicaragua)

AMC (S) Pte. Ltd. (Singapore)

Amcrest Corporation (NY)

Amcrest France Sarl (France)

Associated Merchandising Corporation Pensionsverwaltung GmBH (Germany)

Associated Merchandising Korea Corporation (Korea)

Dayton Credit Company (MN)

Glendale West, LLC (CA)

ITC Sales and Procurement, LLC (MN)

Red Tail LLC (DE)

STL of Nebraska, Inc. (MN)

SuperTarget Liquor of Missouri, Inc. (MN)

SuperTarget Liquor of Texas, Inc. (TX)

Target Bank (UT banking corporation)

Target Brands, Inc. (MN)

Target Bridges, Inc. (DE)

Target Capital Corporation (MN)

Target Clinic Medical Associates Maryland, LLC (MD)

Target Commercial Interiors, Inc. (MN)

Target Connect, Inc. (MN)

Target Corporation India Private Limited (India)

Target Customs Brokers, Inc. (MN)

Target Global Trade, Inc. (MN)

Target Jefferson Boulevard, LLC (CA)

Target Medford Urban Renewal, LLC (NJ)

Target Millville Urban Renewal, LLC (NJ)

Target National Bank (a national banking association)

Target Receivables Corporation (MN)

Target Services, Inc. (MN)

Target Sourcing Services Asia Limited (Hong Kong)

Target Sourcing Services Guatemala Sociedad Anonima (Guatemala)

Target Sourcing Services India Private Limited (India)

Target Sourcing Services Italy S.r.l. (Italy)

Target Sourcing Services Hong Kong Limited (Hong Kong)

Target Sourcing Services Limited (Hong Kong)

Target Sourcing Services Pacific Limited (Hong Kong)

Target Stafford Urban Renewal, LLC (NJ)

Target Stores, Inc. (MN)

Target Wilson Yard QALICB, LLC (DE)

TCDC, Inc. (MN)

TG Holdings (Bermuda)

TGT Energy LLC (TX)

The Associated Merchandising Corporation (NY)

TSS One Limited (Hong Kong)

TSS Two Limited (Hong Kong)

Walsh Bros. (AZ)

Westbury Holding Company (MN)